                                                                   EXHIBIT 10(D)

                             REINSURANCE AGREEMENT
                 BETWEEN WESTERN UNITED LIFE ASSURANCE COMPANY
                    AND OLD STANDARD LIFE INSURANCE COMPANY

________________________________________________________________________________



                                  REINSURANCE
                                   AGREEMENT


________________________________________________________________________________


                                    Between

                     WESTERN UNITED LIFE ASSURANCE COMPANY

                                      and

                      OLD STANDARD LIFE INSURANCE COMPANY

                               TABLE OF CONTENTS

                                                                   Page
                                                                   ----
A.    REINSURANCE COVERAGE                                            1
B.    EFFECTIVE DATE OF AGREEMENT AND OF REINSURANCE                  2
C.    AMOUNT DUE FROM REINSURED                                       2
D.    AMOUNT DUE FROM REINSURER                                       2
E.    MONTHLY REPORTS AND PAYMENT SCHEDULE                            2
F.    ANNUAL REPORTS                                                  3
G.    TAX TREATMENT                                                   3
H.    UNUSUAL EXPENSES AND ADJUSTMENTS                                3
I.    POLICY ADMINISTRATION                                           4
J.    POLICY CHANGES                                                  4
K.    ASSIGNMENT OF REINSURANCE                                       5
L.    ERRORS                                                          5
M.    REDUCTIONS AND CANCELLATIONS                                    5
N.    AUDIT OF RECORDS AND PROCEDURES                                 5
O.    ARBITRATION                                                     6
P.    CHOICE OF LAW AND FORUM                                         6
Q.    INSOLVENCY                                                      6
R.    PARTIES TO AGREEMENT                                            7
S.    SUSPENSION AND REACTIVATION                                     7
T.    DURATION AND TERMINATION                                        8
U.    MISCELLANEOUS                                                   8
V.    EXECUTION                                                       9

      SCHEDULES
      ---------
      SCHEDULE I                                                     10
      SCHEDULE II                                                    11
      SCHEDULE III                                                   13
      SCHEDULE IV                                                    14
      SCHEDULE V                                                     15
      SCHEDULE VI                                                    17

                  R E I N S U R A N C E    A G R E E M E N T

                                    between

                     WESTERN UNITED LIFE ASSURANCE COMPANY

                                      of

                             Spokane, Washington.,

                hereinafter referred to as the "REINSURED," and

                      OLD STANDARD LIFE INSURANCE COMPANY
                                      of

                                 Boise, Idaho,

                  hereinafter referred to as the "REINSURER."

                            A. REINSURANCE COVERAGE
                               --------------------

1. The annuity policies issued by the REINSURED listed on Schedule I ( the "Policies") shall be reinsured with the REINSURER in accordance with the terms of this Agreement.

2. The reinsurance shall cover all benefits provided by the Policies in the amount of the Reinsurance Share set forth in Schedule I.

3. The liability of the REINSURER shall begin:

   a. for Policies written by REINSURED from and including April 1, 1998 up to but not including the Effective Date of this Agreement (Closed Block Policies) as of the date each such Policy was issued; and

   b. for Policies issued on or after the Effective Date of this Agreement (Open Block Policies), concurrently with that of the REINSURED.

4. Reinsurance with respect to any Policy shall not be in force and binding unless the Policy issued directly by the REINSURED is in force and unless the issuance and delivery of such Policy constituted the doing of business in a state of the United States of America, the District of Columbia, or a country in which the REINSURED was properly licensed.

5. The reinsurance under this Agreement with respect to any Policy shall be maintained in force without reduction so long as the liability of the REINSURED under such reinsured Policy remains in force, without reduction, unless reinsurance is terminated or reduced as provided herein pursuant to Sections T and M respectively.

               B. EFFECTIVE DATE OF AGREEMENT AND OF REINSURANCE
                ----------------------------------------------

1. The Effective Date of this Agreement shall be __________

2. Closed Block Policies shall be reinsured in bulk on the Effective Date of this Agreement,

3. Open Block Policies shall be reinsured automatically upon the issuance of any such Policy by the REINSURED.

                         C. AMOUNTS DUE FROM REINSURED
                            --------------------------

The REINSURED shall pay the REINSURER the Reinsurance Share, as set forth in
Schedule I, of the Premiums received by the REINSURED, plus interest, calculated as set forth in Schedule IV.

                         D. AMOUNTS DUE FROM REINSURER
                            --------------------------

1. Benefits
   --------
   The REINSURER shall pay the REINSURED:

   a. the Reinsurance Share of the gross amount of all death or annuity benefits paid by the REINSURED (i.e., without deduction for reserves) with respect to the Policies reinsured hereunder; and

   b. the Reinsurance Share of the cash surrender value net of surrender charges paid by the REINSURED with respect to the Policies reinsured hereunder, and

2. Commissions
   -----------
   The REINSURER shall pay the REINSURED the Reinsurance Share of Commissions paid by the REINSURED with respect to Policies reinsured hereunder.

3. Administrative Allowances
   -------------------------
   The REINSURER shall pay the REINSURED the Administrative Allowances as defined in Schedule I as follows:

   a. The Policy Issuance Allowances shall be a one time charge payable in full concurrent with payment of the reinsurance Premiums by the REINSURED.

   b. The Policy Servicing Allowances shall be payable monthly by REINSURER.

                    E. MONTHLY REPORTS AND PAYMENT SCHEDULE
                       ------------------------------------

1. Except as otherwise specifically provided herein, all amounts due to be paid by either the REINSURER or the REINSURED shall be determined and paid on a net basis calculated as of the last day of the calendar month to which such amount is attributable, plus interest calculated and accrued pursuant to
   Schedule IV.

2. The REINSURED shall submit a monthly report substantially in accordance with
   Schedule II (the "Monthly Report") not later than the fifteenth day of each calendar month, regarding reinsurance occurring during the preceding calendar month.

3. Any amounts indicated in the Monthly Report as due from the REINSURED to the REINSURER shall accompany such report. Any amounts indicated in the Monthly Report as due from the REINSURER to the REINSURED shall be paid by the REINSURER within fifteen (15) days after REINSURER'S receipt of the Monthly Report plus interest accrued up to the date of such payment.

4. Interest shall be calculated and accrue as specified in Schedule IV.

                               F. ANNUAL REPORTS
                                  --------------

1. Not later than thirty (30) days after the end of each calendar year, the REINSURED shall submit to the REINSURER an Annual Report substantially in accordance with Schedule III.

2. Each year the REINSURED shall provide the REINSURER with a copy of its annual financial reports prepared in accordance with GAAP, if applicable, and its annual statutory statement, as soon as they are available.

                                G. TAX TREATMENT
                                   -------------

The parties elect to have this Agreement treated in accordance with Section 1.848-2(g)(8) of the Income Tax Regulations issued under Section 848 of the Internal Revenue Code of 1986. Specific details of this election are set forth in Schedule VI.

                      H. UNUSUAL EXPENSES AND ADJUSTMENTS
                         --------------------------------

1. Any unusual expenses, as hereinafter defined, incurred by the REINSURED in defending or investigating a claim for liability on a Policy or rescinding a Policy reinsured hereunder shall be participated in by the REINSURER in the same proportion as its Reinsurance Share.

2. Unusual expenses shall include, but not be limited to, penalties, attorneys fees, and interest imposed automatically by statute against the REINSURED and arising solely out of a judgment rendered against the REINSURED in a suit for Policy benefits reinsured hereunder.

3. The following categories of expenses or liabilities shall not be "unusual expenses":

   a. routine investigative or administrative expenses;

   b. expenses incurred in connection with a dispute or contest arising out of conflicting claims of entitlement to Policy proceeds or benefits which the REINSURED admits are payable;

   c. expenses, fees, settlements, or judgments arising out of or in connection with claims against the REINSURED for punitive or exemplary damages; and

   d. expenses, fees, settlements, or judgments arising out of or in connection with claims made against the REINSURED and based on alleged or actual bad faith, failure to exercise good faith, or tortious conduct.

                            I. POLICY ADMINISTRATION
                               ---------------------

1. The Policies reinsured pursuant to the terms of this Agreement shall be administered by the REINSURED in accordance with the terms of each Policy and in compliance with applicable statutes, regulations and rules.

2. Administrative expenses incurred in connection with administration of the Policies reinsured hereunder shall be paid by REINSURED and reimbursable by REINSURER pursuant to Section H hereinabove and Schedule I.

                               J. POLICY CHANGES
                                  --------------

1. All Policies shall be underwritten in accordance with the REINSURED'S underwriting rules applicable to such Policies as of the Effective Date of this Agreement.

2. If the REINSURED intends to make a change in the terms or conditions or underwriting rules of a Policy reinsured hereunder including, but not limited to a change in the method used to calculate the statutory reserve on the Policy and such change is likely to affect the risk reinsured hereunder in respect of such Policy, the REINSURED shall notify the REINSURER of such proposed change.

3. For purposes of this Agreement, any change made to a Policy reinsured hereunder which has not been approved by the REINSURER shall be deemed to be the issuance of a new policy form by the REINSURED. The REINSURER shall inform the REINSURED whether the REINSURER will include such new policy form under this Agreement or will terminate or modify the reinsurance hereunder in respect of such policy.

4. Unless otherwise agreed by the REINSURER and the REINSURED, the interest rates credited on the Policies reinsured hereunder shall be determined according to interest rates credited by the REINSURED.

                          K. ASSIGNMENT OF REINSURANCE
                             -------------------------

If the REINSURED proposes to sell, assumption reinsure or otherwise transfer the Policies or risks that are reinsured under this Agreement to any third party, it shall require that the third party agree in writing to an assignment of all rights and obligations of the REINSURED under this Agreement. The REINSURER may object to any assignment that would result in a material adverse economic impact to the REINSURER. If the REINSURER objects to an assignment on this basis, the REINSURED and the REINSURER shall mutually agree on a termination charge which shall be paid by the REINSURED to the REINSURER.

                                   L. ERRORS
                                      ------

If either party identifies an error in the Monthly Reports or any other inadvertent clerical error, then such error shall be corrected by restoring both the REINSURED and the REINSURER to the positions they would have occupied had no such error occurred. If the error relates to a Monthly report or other report, the REINSURED shall promptly provide a revised report to REINSURER.

                        M. REDUCTIONS AND CANCELLATIONS
                           ----------------------------

1. If a portion of a Policy is terminated, the REINSURER shall return to the REINSURED any reinsurance Premiums on that Policy in the amount that the Reinsurance Share bears to the amount of the reduction.

2. If a Policy is cancelled in accordance with a thirty day cancellation provision, the REINSURED shall refund the entire Policy Issuance Allowance to the REINSURER, and the REINSURER shall refund the entire Reinsurance Share of the Premiums to REINSURED each as they relate to the cancelled Policy

3. Payments made pursuant to a reduction or cancellation shall include interest and be paid pursuant to Section E.

                       N. AUDIT OF RECORDS AND PROCEDURES
                          -------------------------------
1. The REINSURER and the REINSURED each shall have the right to audit, at the office of the other, all records and procedures relating to reinsurance under this Agreement.

2. Upon reasonable notice to the REINSURED, the REINSURER may require additional monthly or annual reports from the REINSURED in order to obtain the data REINSURER reasonably needs to properly administer this Agreement or to prepare its financial statements.

                                 O. ARBITRATION
                                    -----------

If the REINSURED and the REINSURER cannot mutually resolve a dispute regarding the interpretation or operation of this Agreement, the dispute shall be decided through arbitration as set forth in the Schedule V. The arbitrators shall base their decision on the terms and conditions of this Agreement. However, if the terms and conditions of this Agreement do not explicitly dispose of an issue in dispute between the parties, the arbitrators may base their decision on the customs and practices of the insurance and reinsurance industry rather than solely on an interpretation of applicable law. The arbitrators' decision shall take into account the right to offset mutual debts and credits as provided in this Agreement. There shall be no appeal from the arbitrators' decision. Any court having jurisdiction over the subject matter and over the parties may reduce the arbitrators' decision to judgment.

The parties intend this section to be enforceable in accordance with the Federal Arbitration Act (9 U.S.C., Section 1) including any amendments to that Act which are subsequently adopted. In the event that either party refuses to submit to arbitration as required by paragraph 1, the other party may request a United States Federal District Court to compel arbitration in accordance with the Federal Arbitration Act. Both parties consent to the jurisdiction of such court to enforce this section and to confirm and enforce the performance of any award of the arbitrators.

                           P. CHOICE OF LAW AND FORUM
                              -----------------------

Idaho law shall govern the terms and conditions of the Agreement. In the case of an arbitration, the arbitration hearing shall take place in Boise, Idaho,

                                 Q. INSOLVENCY
                                    ----------

1. In the event of the insolvency of the REINSURED, all reinsurance shall be payable directly to the liquidator, receiver, or statutory successor of said REINSURED, without diminution because of the insolvency of the REINSURED.

2. In the event of the insolvency of the REINSURED, the liquidator, receivor, or statutory successor shall give the REINSURER written notice of the pendency of a claim on a Policy reinsured within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of any such claim, the REINSURER may investigate such claim and interpose, in the name of the REINSURED (its liquidator, receiver, or statutory successor), but at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which the REINSURER may deem available to the REINSURED or its liquidator, receiver, or statutory successor.

3. The expense thus incurred by the REINSURER shall be chargeable, subject to court approval, against the REINSURED as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the REINSURED solely as a result of the defense undertaken by the REINSURER. Where two or more reinsurers are participating in the same claim and a majority in interest elect to interpose a defense or defenses to any such claim, the expense shall be apportioned in accordance with the terms of the reinsurance agreement as though such expense had been incurred by the REINSURED.

4. Any debts or credits, matured or unmatured, liquidated or unliquidated, regardless of when they arose or were incurred, in favor of or against either the REINSURED or the REINSURER with respect to this Agreement or with respect to any other claim of one party against the other are deemed mutual debts or credits, as the case may be, and shall be set off, and only the balance shall be allowed or paid.

                            R. PARTIES TO AGREEMENT
                               --------------------

This is an agreement for indemnity reinsurance solely between the REINSURED and the REINSURER. The acceptance of reinsurance hereunder shall not create any right or legal relation whatever between the REINSURER and the insured or the beneficiary under any Policy reinsured hereunder, and the REINSURED shall be and remain solely liable to such insured or beneficiary under any such Policy.

                         S. SUSPENSION AND REACTIVATION
                            ---------------------------
1. This Agreement may be suspended at any time and from time to time with respect to all or any of the Policy forms upon five (5) days written notice from either party with respect to reinsurance not yet placed in force. The REINSURER shall continue to accept reinsurance during the five (5) day notice period, and shall remain liable on all Policies placed in effect under this Agreement until the effective date of the suspension of this Agreement.

2. This Agreement may be by reactivated at any time, and from time to time, with respect to all or any of the Policy forms upon five (5) day written notice from either party. The REINSURER shall accept reinsurance at the end of the five (5) day notice period and be liable on all Policies placed in effect under this Agreement until the Agreement is further suspended or terminated.

                          T. DURATION AND TERMINATION
                             -------------------------
1. Except as otherwise provided herein, this Agreement shall be unlimited in duration.

2. This Agreement may be terminated at any time by either the REINSURER or the REINSURED upon thirty (30) days' written notice with respect to reinsurance not yet placed in force. The REINSURER shall continue to accept reinsurance during the thirty (30) day notice period, and shall remain liable on all reinsurance placed in effect under this Agreement until the termination or expiration of the Policy reinsured.

3. Upon ninety (90) days' written notice to the other party, REINSURER and REINSURED shall have the right to terminate reinsurance under this Agreement with respect to those Policies which have attained the tenth or any subsequent anniversary of having been reinsured hereunder. Any such termination shall apply to all Policies which attain the same or any subsequent anniversary within the twelve (12) month period following the effective date of such notice of termination. Termination with respect to each affected Policy shall be effective as of the anniversary of such Policy having been reinsured hereunder. The REINSURER shall pay to the REINSURED a surrender benefit equal to the surrender value of each Policy for which reinsurance is terminated.

4. The termination of this Agreement or of the reinsurance in effect under this Agreement shall not extend to or affect any of the rights or obligations of the REINSURED and the REINSURER applicable to any period prior to the effective date of such termination. In the event that, subsequent to the termination of this Agreement, an adjustment is made necessary with respect to any accounting hereunder, a supplementary accounting shall take place. Any amount owed to either party by reason of such supplementary accounting shall be paid promptly upon the completion thereof.

                                U. MISCELLANEOUS
                                   -------------
1. This Agreement represents the entire agreement between the REINSURED and REINSURER and supersedes, with respect to its subject matter, any prior oral or written agreements between the parties.

2. No modification of any provision of this Agreement shall be effective unless set forth in a written amendment to this Agreement which is executed by both parties.

3. A waiver shall constitute a waiver only with respect to the particular circumstance for which it is given and not a waiver of any future circumstance.

                                  V. EXECUTION
                                     ---------
                               IN WITNESS WHEREOF
                     WESTERN UNITED LIFE ASSURANCE COMPANY
                                       of
                             Spokane, Washington.,
                                      and
                      OLD STANDARD LIFE INSURANCE COMPANY
                                       of
                                 Boise, Idaho,
have by their respective officers executed this Agreement in duplicate on the dates shown below.
WESTERN UNITED LIFE ASSURANCE COMPANY

By_______________________________         By____________________________
  Title:                                  Title:

Date_____________________________         Date__________________________

OLD STANDARD LIFE INSURANCE COMPANY


By_______________________________         By____________________________
  Title:                                  Title:


Date_____________________________         Date__________________________

                                   SCHEDULE I

      POLICIES SUBJECT TO REINSURANCE, AMOUNT OF REINSURANCE & ALLOWANCES
      -------------------------------------------------------------------

                    --------------------------------------------------------         ----------------------------------------------
                                           REINSURANCE SHARE                                 ADMINISTRATIVE ALLOWANCES
                    --------------------------------------------------------         ----------------------------------------------

TRADE NAME           PREMIUMS           POLICY RESERVES         COMMISSIONS         POLICY ISSUANCE       POLICY SERVICING
                                        CLAIMS & BENEFITS
Opti-Max I              75%                   75%                   75%                 1.50%               0.0333%
TD-Max I                75%                   75%                   75%                 1.50%               0.0333%
TD-Max III              75%                   75%                   75%                 1.50%               0.0333%
TD Max V                75%                   75%                   75%                 1.50%               0.0333%
Navigator II            75%                   75%                   75%                 1.50%               0.0333%
Unimax III              75%                   75%                   75%                 1.50%               0.0333%

Spectrum                75%                   75%                   75%                 1.50%               0.0333%
Prism                   75%                   75%                   75%                 1.50%               0.0333%
Value-Max VII           75%                   75%                   75%                 1.50%               0.0333%
Value-Max X             75%                   75%                   75%               1.50%.                0.0333%
Opti-Max III            75%                   75%                   75%                 1.50%               0.0333%
Opti-Max V              75%                   75%                   75%                 1.50%               0.0333%
Opti-Max VII            75%                   75%                   75%                 1.50%               0.0333%
Opti-Max X              75%                   75%                   75%                 1.50%               0.0333%
TD Max V-V              75%                   75%                   75%                 1.50%               0.0333%

Basis for charge      Gross Premiums    Policy Reserves,         Commissions        Reinsurance Quota    Reinsurance  Quota
                                         Policy Claims &          Incurred           Share of Gross           Share of
                                            Benefits                                    Premiums            Account Value


                                  SCHEDULE II
                     Annuity Reinsurance Monthly Report to
                      OLD STANDARD LIFE INSURANCE COMPANY

Amounts Due OLD STANDARD LIFE INSURANCE COMPANY
-----------------------------------------------
Premiums received during the month by REINSURED multiplied by the     $_________
Reinsurance Share applicable to each Policy

Sum of amounts due to OLD STANDARD LIFE INSURANCE COMPANY             $_________

Amounts Due WESTERN UNITED LIFE ASSURANCE COMPANY
-------------------------------------------------

Commission Allowance (Attach detailed worksheet of calculations)      $_________

Policy Issue Allowances (Attach detailed worksheet of calculations)   $_________

Monthly Administrative Servicing  Allowances (Attach detailed worksheet
of calculations)                                                      $_________

Surrender values paid during the month multiplied by the Reinsurance
Share percentage                                                      $_________

Policy Reductions paid during the month multiplied by the Reinsurance
Share                                                                 $_________

Death benefits paid during the month multiplied by the Reinsurance
Share percentage                                                      $_________

Policy Cancellations (Attach detailed worksheet of calculations)/1/   $_________

Sum of amounts due to WESTERN UNITED LIFE ASSURANCE COMPANY           $_________

Net of amount due (sum of amounts due OLD STANDARD LIFE INSURANCE
Company minus sum of amounts due to WESTERN UNITED LIFE ASSURANCE)    $_________

Interest on the above amount calculated pursuant to Schedule IV       $_________

NET AMOUNT DUE PLUS INTEREST                                          $_________

Note: If the net amount due is negative, then that amount is due from OLD STANDARD LIFE INSURANCE COMPANY to WESTERN UNITED LIFE ASSURANCE COMPANY.

Additional Items:
-----------------

A monthly listing of statutory and GAAP reserves, account values, and interest credited.


_________________
/1/ Policies cancelled pursuant to the thirty day cancellation provision.

                                  SCHEDULE III

                                 ANNUAL REPORT
                                 -------------

The annual report shall provide the following information:

     (a)  Exhibit 8 from the NAIC-prescribed annual statement
     (b) a breakdown of the reserves by withdrawal characteristic of the annuity contract
     (c) "Analysis of Increase in Reserves" from the NAIC-prescribed annual statement
     (d)  "Exhibit of Annuities" from the NAIC-prescribed annual statement
     (e)  an actuarial certification of the reported statutory reserves
     (f)  tax reserves and required interest.

                                  SCHEDULE IV

INTEREST RATE
-------------

The rate of interest shall be equal to the effective annual yield of the 90 day Treasury bill determined at the close of business on the last business day of the month for the amount owed is being determined.

INTEREST ACCRUAL CALCULATION
----------------------------
Interest shall be calculated on the monthly ending amount due and accrued from the preceding 15/th/ day of such month.

                                   SCHEDULE V
                              ARBITRATION SCHEDULE
                              --------------------

To initiate arbitration, either the REINSURED or the REINSURER shall notify the other party in writing of its desire to arbitrate, relating the nature of its dispute and the remedy sought. The party to which the notice is sent shall respond to the notification in writing within ten (10) days of its receipt.

The arbitration hearing shall be before a panel of three arbitrators, each of whom must be a present or former officer of a life insurance company. An arbitrator may not be a present or former officer, attorney, or consultant of the REINSURED or the REINSURER or either's affiliates.

The REINSURED and the REINSURER shall each name five (5) candidates to serve as an arbitrator. The REINSURED and the REINSURER shall each choose one candidate from the other party's list, and these two candidates shall serve as the first two arbitrators. If one or more candidates so chosen shall decline to serve as an arbitrator, the party which named such candidate shall add an additional candidate to its list, and the other party shall again choose one candidate from the list. This process shall continue until two arbitrators have been chosen and have accepted. The REINSURED and the REINSURER shall each present their initial lists of five (5) candidates by written notification to the other party within twenty-five (25) days of the date of the mailing of the notification initiating the arbitration. Any subsequent additions to the list which are required shall be presented within ten (10) days of the date the naming party receives notice that a candidate that has been chosen declines to serve.

The two arbitrators shall then select the third arbitrator from the eight (8) candidates remaining on the lists of the REINSURED and the REINSURER within fourteen (14) days of the acceptance of their positions as arbitrators. If the two arbitrators cannot agree on the choice of a third, then this choice shall be referred back to the REINSURED and the REINSURER. The REINSURED and the REINSURER shall take turns striking the name of one of the remaining candidates from the initial eight (8) candidates until only one candidate remains. If the candidate so chosen shall decline to serve as the third arbitrator, the candidate whose name was stricken last shall be nominated as the third arbitrator. This process shall continue until a candidate has been chosen and has accepted. This candidate shall serve as the third arbitrator. The first turn at striking the name of a candidate shall belong to the party that is responding to the other party's initiation of the arbitration. Once chosen, the arbitrators are empowered to decide all substantive and procedural issues by a majority of votes.

It is agreed that each of the three arbitrators should be impartial regarding the dispute and should resolve the dispute on the basis described in the Agreement and this ARBITRATION Schedule. Therefore, at no time will either the REINSURED or the REINSURER contact or otherwise communicate with any person who is to be or has been designated as a candidate to serve as an arbitrator concerning the dispute, except upon the basis of jointly drafted communications provided by both the REINSURED and the REINSURER to inform those candidates actually chosen as arbitrators of the nature and facts of the dispute. Likewise, any written or oral arguments provided to the arbitrators concerning the dispute shall be coordinated with the other party and shall be provided simultaneously to the other party or shall take place in the presence of the other party. Further, at no time shall any arbitrator be informed that the arbitrator has been named or chosen by one party or the other.

The arbitration hearing shall be held on the date fixed by the arbitrators. In no event shall this date be later than six (6) months after the appointment of the third arbitrator. As soon as possible, the arbitrators shall establish prearbitration procedures as warranted by the facts and issues of the particular case. At least ten (10) days prior to the arbitration hearing, each party shall provide the other party and the arbitrators with a detailed statement of the facts and arguments it will present at the arbitration hearing. The arbitrators may consider any relevant evidence; they shall give the evidence such weight as they deem it entitled to after consideration of any objections raised concerning it. The party initiating the arbitration shall have the burden of proving its case by a preponderance of the evidence. Each party may examine any witnesses who testify at the arbitration hearing. Within twenty (20) days after the end of the arbitration hearing, the arbitrators shall issue a written decision that sets forth their findings and any award to be paid as a result of the arbitration, except that the arbitrators may not award punitive or exemplary damages. In their decision, the arbitrators shall also apportion the costs of arbitration, which shall include, but not be limited to, their own fees and expenses.

                                   SCHEDULE VI
                                  ------------
                         SECTION 1.848-2(g)(8) ELECTION

The REINSURED and the REINSURER agree to the following pursuant to Section 1.848-2(g)(8) of the Income Tax Regulations issued under Section 848 of the Internal Revenue Code of 1986 (hereinafter "Section 1.848-2(g)(8).")

     1. As used below, the term "party" will refer to the REINSURED or the REINSURER as appropriate.

     2. As used below, the phrases "net positive consideration", "capitalize specified Policy acquisition expenses", "general deductions limitation", and "net consideration" shall have the meaning used in
          Section 1.848-2(g)(8).

     3. The party with net positive consideration for this Agreement for any taxable year beginning with the taxable year prescribed in paragraph 5 below will capitalize specified Policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation.

4. The parties agree to exchange information pertaining to the amount of net consideration under this Agreement to ensure consistency. This will be accomplished as follows:

               (a) The REINSURED shall submit to the REINSURER by the fifteenth day of March in each year its calculation of the net consideration for the preceding calendar year. Such calculation will be accompanied by a statement signed by an officer of the REINSURED stating that the REINSURED will report such net consideration in its tax return for the preceding calendar year.

               (b) The REINSURER may contest such calculation by providing an alternative calculation to the REINSURED in writing within thirty (30) days of the REINSURER'S receipt of the REINSURED'S calculation. If the REINSURER does not so notify the REINSURED, the REINSURER will report the net consideration as determined by the REINSURED in the REINSURER'S tax return for the previous calendar year.

               (c) If the REINSURER contests the REINSURED'S calculation of the net consideration, the parties will act in good faith to reach an agreement as to the current amount within thirty
                    (30) days of the date the REINSURER submits its alternative calculation. If the REINSURED and the REINSURER reach agreement on an amount of net consideration, each party shall report such amount in their respective tax returns for the preceding calendar year.

5.   This election shall be effective for 1998 and all subsequent taxable years for which the Reinsurance Agreement remains in effect.